EXHIBIT 4.9
June 30, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read the information required by Item 16 F of Form 20-F dated June 30, 2010 of Tongjitang Chinese Medicines Company, and have the following comments:
1. We agree with the statements made in the paragraphs two and three in the section “Change in Registrant’s Certifying Accountant” on page 92.
2. We have no basis on which to agree or disagree with other statements of the registrant contained therein.
Yours sincerely,
/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Certified Public Accountants
Hong Kong